                                IMAX CORPORATION

                                  Exhibit 99.1

[GRAPHIC - IMAX CORPORATION LOGO (R)]

IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
www.imax.com


         IMAX CORPORATION REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

HIGHLIGHTS

- Company beats expectations for the March quarter, reporting net earnings of $0.03 per diluted share and a 26% increase in total revenues as the Company installs three times as many theatre systems as in the year-ago quarter.

- Company completes its best nine-month period for signings in eight years, which started with the installation of the first IMAX(R) MPX(TM) system last June and continued through the March quarter, when the Company signed twelve theatre systems, double the year-ago number.

- AMC Entertainment, Inc., the second-largest North American exhibitor, yesterday signed an agreement to install IMAX(R) theatre systems in five domestic multiplexes this year, marking the exhibitor's first-ever deal with IMAX.

-     Company's 2005 film slate is complete, with Harry Potter and the Goblet of
      Fire: The IMAX Experience confirmed as the fourth day-and-date Hollywood IMAX DMR(R) release for the year.

TORONTO - May 5, 2005 - IMAX Corporation (NASDAQ: IMAX; TSX: IMX) today reported first quarter 2005 earnings ahead of expectations, and earlier in the week delivered two major strategic initiatives regarding the accelerating growth of its domestic theatre network and the completion of its 2005 film slate. For the quarter ended March 31, 2005, IMAX reported net earnings of $0.03 per diluted share, above the Company's previously guided range of breakeven to $0.02 per diluted share. This compares to a net loss of $0.02 per diluted share reported for the three months ended March 31, 2004.

"The momentum in our business is undeniable, as we just completed the best nine-month period for new theatre systems sales since 1997," said IMAX Co-Chief Executive Officers Richard L Gelfond and Bradley J. Wechsler. "With double the number of signings and triple the number of installs versus the year-ago quarter,


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our first quarter results show that interest in IMAX continues to accelerate since the introduction of our multiplex-based theatre system last June."

The Company signed agreements for twelve IMAX(R) theatre systems during the three months ended March 31, 2005, the third consecutive quarter of double-digit signings. Reflecting the worldwide appeal of The IMAX Experience(R), these system signings span eight different countries on three continents. The quarter's signings include a four-theatre agreement with CJ CGV, Korea's leading commercial exhibitor, as well as deals for new IMAX theatres in commercial locations in China, India, Kuwait, The Netherlands, Guatemala, Costa Rica, and the United States.

All of the first quarter agreements were with commercial exhibition customers and ten were for the Company's newest product, the IMAX MPX system, which allows for the retrofit of an existing auditorium. While it has been less than one year since the installation of the first IMAX MPX system, by the end of March the Company had in place agreements for more than forty of these systems, and nine are up and running today. Demonstrating the short sign-to-install window enabled by the IMAX MPX system, Pathe Netherlands, that country's leading commercial exhibitor, signed, installed and opened an IMAX theatre at its Amsterdam multiplex during the first quarter.

Subsequent to the close of the quarter, IMAX reached agreement with AMC Entertainment Inc. to retrofit five domestic multiplexes with IMAX MPX theatre systems this year. AMC's first two IMAX theatres are scheduled to open in time for the release of Batman Begins: The IMAX Experience in June, with the remaining three scheduled to open in September. Under the joint venture arrangement between IMAX and AMC, the companies will share in both the upfront cost of the IMAX theatres and also in the ongoing profits generated by these theatres.

"AMC's entree into the IMAX business marks a major milestone in our domestic commercial exhibition strategy, and the structure of the deal will allow us to generate significant additional recurring revenue for our business while quickly expanding the IMAX network," continued Messrs. Gelfond and Wechsler. "The addition of AMC not only bolsters IMAX's value proposition to other exhibitors, but also makes IMAX more attractive to Hollywood studios that want to release their event films to IMAX's growing network."

Earlier this week, IMAX announced the completion of its 2005 film portfolio. In November, IMAX and Warner Bros. Pictures will release Harry Potter and the Goblet of Fire: The IMAX Experience, the fourth in the Harry Potter series, to IMAX theatres around the world. Last year, The IMAX DMR(R) version of the third in the series, Harry Potter and the Prisoner of Azkaban, grossed approximately $14 million throughout the IMAX network. In late November, IMAX expects to re-release The Polar Express: An IMAX(R) 3D Experience, which broke numerous records for an IMAX DMR film in 2004, and went on to gross approximately $45 million world-wide. IMAX's 2005 film slate also includes: an original 3D production to be released in September titled Tom Hanks Presents Magnificent
Desolation: Men Walking on the Moon: An IMAX(R) 3D Experience; IMAX DMR releases of Warner Bros. Pictures' summer blockbusters Batman Begins and Charlie and the Chocolate Factory; and the IMAX DMR version of Twentieth Century Fox's animated feature, Robots, which was released in March.

"Hollywood's level of interest in releasing event films in IMAX's format has never been higher," concluded Messrs. Gelfond and Wechsler. "Not only is our full-year film slate in place months earlier than in past years, but our 2006 film portfolio is already starting to take shape, as we engage in discussions with nearly all of the major studios. Given the tremendous draw of The IMAX 3D Experience(R), we expect that several of next year's films will be presented in our unparalleled 3D format."


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For the three months ended March 31, 2005, the Company's total revenues were
$31.4 million, up 26% from $24.9 million reported for the prior year period, and included cash received from the previously announced settlement of litigation with the former owners of UCI. Systems revenue was $22.1 million versus $16.0 million in the prior year period, as the Company recognized revenue on six theatre systems, one of which was an operating lease, versus two in the first quarter of 2004. Film revenue increased by 10% to $4.9 million from $4.5 million in the same period last year, and Theatre Operations revenue was $3.8 million versus $3.7 million. Other revenues were $0.5 million in the first quarter of 2005 as compared to $0.6 million in the same period last year. The Company ended the March quarter with $29.8 million in cash and short term investments as compared to $29.0 million at the end of December.

Earnings from operations for the three months ended March 31, 2005 increased 34% to $4.9 million from $3.6 million reported for the same period in 2004. The Company reported net earnings of $0.03 per diluted share for the first quarter of 2005, as compared to a net loss of $0.02 per diluted share for the first quarter of 2004.

The Company will host a conference call to discuss these results at 10:30 AM ET. To access the call interested parties should call (913) 981-5540 approximately 10 minutes before it begins. A recording of the call will be available by dialing (719) 457-0820. The code for both calls is 4344672.

ABOUT IMAX CORPORATION

Founded in 1967, IMAX Corporation is one of the world's leading entertainment technology companies and the newest distribution window for Hollywood films. IMAX delivers the world's best cinematic presentations using proprietary IMAX, IMAX 3D, and IMAX DMR technology. IMAX DMR (Digital Re-mastering) makes it possible for virtually any 35mm film to be transformed into the unparalleled image and sound quality of The IMAX Experience. The IMAX brand is recognized throughout the world for extraordinary and immersive entertainment experiences. As of March 31, 2005, there were 250 IMAX theatres operating in more than 35 countries.

IMAX(R), IMAX(R) 3D, IMAX DMR(R), IMAX(R) MPX(TM), and The IMAX Experience(R) are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.

This press release contains forward looking statements that are based on management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the performance of films, the viability of new businesses and products, and fluctuations in foreign currency and in the large format and general commercial exhibition market. These factors and other risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and in the subsequent reports filed by the Company with the Securities and Exchange Commission.

                                       ###


For additional information please contact:

MEDIA:                                    ANALYSTS:
IMAX CORPORATION, New York                IMAX CORPORATION, New York
Romi Schutzer                             Cheryl Cramer
212-821-0144                              212-821-0121
rschutzer@imax.com                        ccramer@imax.com

ENTERTAINMENT MEDIA:                      BUSINESS MEDIA:
Newman & Company, Los Angeles             Sloane & Company, New York
Al Newman                                 Whit Clay
310-278-1560                              212-446-1864
asn@newman-co.com                         wclay@sloanepr.com



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                                IMAX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
            (in thousands of U.S. dollars, except per share amounts)
                                   (UNAUDITED)

                                                                          THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                        ---------------------
                                                                          2005        2004
                                                                        ---------   ---------
REVENUE
IMAX systems                                                            $  22,113   $  16,021
Films                                                                       4,947       4,489
Theater operations                                                          3,816       3,742
Other                                                                         492         629
                                                                        ---------   ---------
                                                                           31,368      24,881
COSTS OF GOODS AND SERVICES                                                15,223      12,519
                                                                        ---------   ---------
GROSS MARGIN                                                               16,145      12,362

Selling, general and administrative expenses                               10,243       8,335
Research and development                                                      653       1,144
Amortization of intangibles                                                   157         151
Receivable provisions, net of (recoveries)                                    212        (898)
                                                                        ---------   ---------
EARNINGS FROM OPERATIONS                                                    4,880       3,630

Interest income                                                               214         126
Interest expense                                                           (4,197)     (4,068)
Loss on retirement of notes                                                    --        (784)
                                                                        ---------   ---------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES            897      (1,096)
Recovery of income taxes                                                       59          --
                                                                        ---------   ---------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS                                956      (1,096)
Net earnings from discontinued operations                                     240         200
                                                                        ---------   ---------
NET EARNINGS (LOSS)                                                         1,196        (896)
                                                                        =========   =========

EARNINGS (LOSS) PER SHARE:
Earnings (loss) per share - basic and diluted:
  Net earnings (loss) from continuing operations                        $    0.02   $   (0.03)
  Net earnings from discontinued operations                             $    0.01   $    0.01
                                                                        ---------   ---------
  Net earnings (loss)                                                   $    0.03   $   (0.02)
                                                                        =========   =========

Weighted average number of shares outstanding (000's):
     Basic                                                                 39,557      39,304
     Fully diluted                                                         41,920      39,304

Additional disclosure:

Depreciation and amortization 1                                         $   3,548   $   2,483

(1) Includes $0.3 million of amortization of deferred financing costs charged to interest expense for the quarter ended March 31, 2005 (2004 - $0.3 million)


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                                IMAX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
    IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                         (in thousands of U.S. dollars)

                                                                                MARCH 31,
                                                                                  2005       DECEMBER 31,
                                                                               (UNAUDITED)       2004
                                                                              ------------   ------------
ASSETS
Cash and cash equivalents                                                     $     14,779   $     28,964
Short-term investments                                                              15,018             --
Accounts receivable, net of allowance for doubtful accounts of $8,920
  (2004 - $8,390)                                                                   22,500         19,899
Financing receivables                                                               59,453         59,492
Inventories                                                                         29,430         29,001
Prepaid expenses                                                                     3,004          2,279
Film assets                                                                          1,552            871
Fixed assets                                                                        28,226         28,712
Other assets                                                                        12,909         13,377
Deferred income taxes                                                                6,311          6,171
Goodwill                                                                            39,027         39,027
Other intangible assets                                                              3,070          3,060
                                                                              ------------   ------------
   Total assets                                                               $    235,279   $    230,853
                                                                              ============   ============

LIABILITIES
Accounts payable                                                              $      7,023   $      5,827
Accrued liabilities                                                                 53,929         56,897
Deferred revenue                                                                    54,162         50,505
Senior Notes due 2010                                                              160,000        160,000
                                                                              ------------   ------------
   Total liabilities                                                               275,114        273,229
                                                                              ------------   ------------

SHAREHOLDERS' EQUITY (DEFICIT)
Capital stock - Common shares - no par value. Authorized -
  unlimited number. Issued and outstanding - 39,757,715 (2004 - 39,446,964)        118,887        116,281
Other equity                                                                         1,966          3,227
Deficit                                                                           (159,749)      (160,945)
Accumulated other comprehensive income (loss)                                         (939)          (939)
                                                                              ------------   ------------
   Total shareholders' deficit                                                     (39,835)       (42,376)
                                                                              ------------   ------------
   Total liabilities and shareholders' equity (deficit)                       $    235,279   $    230,853
                                                                              ============   ============



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